Guardant Health Reports First Quarter 2020 Financial Results
Q1 2020 Revenue Increase of 84% Over Prior Year Period
REDWOOD CITY, Calif. May 7, 2020 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary blood tests, vast data sets and advanced analytics, today reported financial results for the quarter ended March 31, 2020.
Recent Highlights

•	Revenue of $67.5 million for the first quarter of 2020, representing an 84% increase over the corresponding period of 2019

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Reported 15,257 tests to clinical customers and 5,266 tests to biopharmaceutical customers in the first quarter of 2020, representing increases of 60% and 40%, respectively, over the first quarter of 2019

•	Onboarded more than 100 clinical sites for ECLIPSE trial and expanded the target number by 50% to 150 clinical sites

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Data published in Nature Cancer demonstrated robust concordance of Guardant360 liquid biopsy with tissue biopsy testing and builds upon the strong clinical evidence from plasmaMATCH for Guardant360’s use in metastatic breast cancer

•	Strengthened leadership team with the addition of John Saia as Senior Vice President and General Counsel
“During these challenging times, I have even more confidence in the value that liquid biopsy can bring to the cancer treatment paradigm. Cancer treatment is not something that can be delayed for long and we remain unwavering in our commitment to serving patients in the advanced cancer setting,” said Helmy Eltoukhy, PhD, co-founder and CEO. “We are operationally, financially, and strategically prepared to navigate through this difficult period and remain focused on the long-term opportunities ahead of us to transform cancer patient care.”
“Consistent with our overall belief that earlier detection leads to better outcomes, we are confident that active surveillance testing of COVID-19 would benefit many essential businesses across the country. Given the significant testing gap that currently exists, we are exploring the feasibility of developing our own high throughput diagnostic test for COVID-19 to contribute to this need,” continued Dr. Eltoukhy.
First Quarter 2020 Financial Results
Revenue was $67.5 million for the three months ended March 31, 2020, an 84% increase from $36.7 million for the three months ended March 31, 2019. Precision oncology revenue grew 109% driven by increases in testing volume and average selling price. There were 15,257 clinical tests and 5,266 biopharmaceutical tests performed during the first quarter of 2020. Development services revenue decreased 7% primarily related to the timing of achieving project related milestones for companion diagnostic development programs.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services, was $47.0 million for the first quarter of 2020, an increase of $23.9 million from $23.1 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 69.6%, as compared to 63.1% for the corresponding prior year period.
Operating expenses were $81.9 million for the first quarter of 2020, as compared to $46.8 million for the corresponding prior year period, an increase of 75.1%.
Net loss attributable to Guardant Health, Inc. common stockholders was $27.7 million for the first quarter of 2020, as compared to $26.1 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $0.29 for the first quarter of 2020, as compared to $0.30 for the corresponding prior year period.
Cash, cash equivalents and marketable securities were $758.3 million as of March 31, 2020.
Withdrawal of 2020 Financial Guidance
Given the rapidly changing nature of the COVID-19 pandemic, the ongoing uncertainty it has caused for us, our customers and our community, as well the difficulty in predicting the pandemic’s overall impact on its future financial results, Guardant Health is withdrawing its previously announced annual revenue and net loss guidance for 2020, which was provided on February 24, 2020.
Webcast and Conference Call Information
Guardant Health will host a conference call to discuss the first quarter 2020 financial results after market close on Thursday, May 7, 2020 at 2:00 PM Pacific Time / 5:00 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary blood tests, vast data sets and advanced analytics. The Guardant Health Oncology Platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has launched liquid biopsy-based Guardant360 and GuardantOMNI tests for advanced stage cancer patients. These tests fuel development of our LUNAR program, which aims to address the needs of early stage cancer patients with neoadjuvant and adjuvant treatment selection, cancer survivors with surveillance, asymptomatic individuals eligible for cancer screening and individuals at a higher risk for developing cancer with early detection.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding Guardant Health’s assessment of the COVID-19 pandemic, any COVID-19 testing gap, and its preparedness for the pandemic, statements regarding the feasibility for Guardant Health to develop a high throughput diagnostic test for COVID-19, statements about the number of clinical sites targeted for Guardant Health’s ECLIPSE trial, and statements regarding the onboarding of a new General Counsel into Guardant Health’s management, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2019 and in its other reports filed with the Securities and Exchange Commission, including, when filed, its Quarterly Report on Form 10-Q for the period ended March 31, 2020. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Guardant Health.
Investor Contact:
Carrie Mendivil
investors@guardanthealth.com

Media Contact:
Anna Czene
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019

Revenue:
Precision oncology testing	$60,246	$28,837
Development services	7,264	7,818
Total revenue	67,510	36,655
Costs and operating expenses:
Cost of precision oncology testing (1)	18,191	11,023
Cost of development services	2,315	2,512
Research and development expense (1)	37,016	16,316
Sales and marketing expense (1)	25,115	17,807
General and administrative expense (1)	19,785	12,661
Total costs and operating expenses	102,422	60,319
Loss from operations	(34,912)	(23,664)
Interest income	3,318	2,485
Interest expense	(12)	(293)
Other (expense) income, net	(209)	147
Loss before provision for income taxes	(31,815)	(21,325)
Provision for income taxes	14	26
Net loss	(31,829)	(21,351)
Adjustment of redeemable noncontrolling interest	4,100	(4,700)
Net loss attributable to Guardant Health, Inc. common stockholders	$(27,729)	$(26,051)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(0.29)	$(0.30)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	94,382	85,935
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended March 31,
	2020	2019

Cost of precision oncology testing	$303	$170
Research and development expense	2,364	1,210
Sales and marketing expense	1,798	826
General and administrative expense (3)	1,873	976
Total stock-based compensation expenses	$6,338	$3,182

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$152,239	$143,228
Short-term marketable securities	367,853	379,574
Accounts receivable, net	48,015	47,986
Inventory	25,148	15,181
Prepaid expenses and other current assets	14,137	11,389
Total current assets	607,392	597,358
Long-term marketable securities	238,206	268,783
Property and equipment, net	46,685	43,668
Right-of-use assets	30,132	29,140
Intangible assets, net	17,681	8,524
Goodwill	3,290	3,290
Capitalized license fees	60	6,890
Other assets	4,721	4,882
Total Assets	$948,167	$962,535
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,378	$16,197
Accrued compensation	22,935	18,557
Accrued expenses	23,073	25,703
Deferred revenue	11,936	12,277
Total current liabilities	82,322	72,734
Long-term operating lease liabilities	33,773	33,256
Obligation related to royalty	—	6,880
Other long-term liabilities	1,459	1,672
Total Liabilities	117,554	114,542
Redeemable noncontrolling interest	45,500	49,600
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 94,509,011 and 94,261,414 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	1,157,945	1,150,090
Accumulated other comprehensive gain	7,705	1,111
Accumulated deficit	(380,538)	(352,809)
Total Stockholders’ Equity	785,113	798,393
Total Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity	$948,167	$962,535

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